Exhibit 10.1

广告位租赁合同

Advertising Space Lease Agreement

甲方（出租方）：深圳市可至科技有限公司

Party A (Leaser): Shenzhen Kezhi Technology Co., Ltd.

营业执照号码：91440300MA5G10WT71

Business license number: 91440300MA5G10WT71

乙方（承租方）：深圳宏灏互联科技有限公司

Party B (Leasee): Shenzhen Honghao Internet Technology Co. Ltd.

营业执照号码：91440300MA5GANXX8H

Business license number: 91440300MA5GANXX8H

根据《中华人民共和国合同法》及相关法律规定，甲、乙双方就广东省深圳市地区多个购物中心广告位租赁事宜，经协商自愿签订如下协议：

According to the Contract Law of the People's Republic of China and other regulations, Party A and Party B through consultation hereby agree upon, and shall be bound by, the following terms on the leasing of the advertising space in several shopping centers in Shenzhen, Guangdong Province (the “Agreement”):

一、甲方同意将其已承租或实际控制的广东省深圳市地区多个购物中心广告位的经营权和广告发布权转让给乙方（待转让广告位的细节信息见本协议附件2）。甲方承诺将于本协议签署后的6个月内完成不少于75%的广告位的交付，12个月内完成全部广告位的交付。

I. Party A agrees to transfer to Party B the right to operate and publish advertisements at certain advertising space it leased or controls in certain shopping centers in Shenzhen, Guangdong (see Appendix 2 for details of the advertising space to be transferred). No less than 75% of the leased space shall be delivered within 6 months and the remainder delivered within 12 months following the date of the Agreement.

二、甲乙双方协定的租赁期限为：2020年10月1日至2032年9月30日止。合同满期后，若甲方继续对外租赁，乙方在同等条件下享有优先租赁权。

II. The lease became effective on October 1, 2020 and shall expire on September 30, 2032. After the expiration of the Agreement and if Party A to continues the lease, Party B shall have the right of first refusal under the same conditions.

三、租金情况和付款方式：

III. Rent and Payment Terms:

1、租赁费：按整租计算。乙方在本协议签署后的3个月内支付人民币壹亿伍仟万元整（￥150,000,000 元），作为前述广告位经营权和广告发布权的12年买断租金的第一期费用。

1. The rental fee shall be calculated on the basis of the whole lease. Party B shall pay RMB one hundred and fifty million yuan (RMB 150 million) within three months of the date of this Agreement as the first installment fee for the 12-year buyout rent for the right to operate the aforementioned advertising space and publish the advertisements.

2、保证金：本租赁合同自签订生效之日起三个工作日内，乙方须向甲方支付人民币 壹仟万元整（￥ 10,000,000 元）作为合同保证金。本租赁合同期满后，如双方未续签，乙方应结清各项费用并将广告场地恢复至租赁前状态。甲方在与乙方办理完相关结清交接手续后十个工作日内将合同保证金一次性无息退还给乙方，该保证金未经甲方书面同意，不得与其他费用相抵。

2. Deposit: Party B shall pay ten million yuan (RMB 10 million) to Party A as security deposit within 3 business days after the date of the Agreement. If this Agreement is not renewed by both parties upon expiration, Party B shall settle all expenses and restore the advertising space to its pre-lease condition. Party A shall return the deposit to Party B without interest within 10 business days after the handover with Party B. Without written consent of Party A, the deposit shall not be offset against other expenses.

四、交易担保：

IV. Transaction Guarantee

1、甲方同意质押其持有的价值人民币1.5亿元的海南黄花梨家具作为前述广告位交付的担保，担保期限为：2020年10月1日至2032年9月30日止。担保物的存放地点由甲乙双方后续协商而定。

1. Party A agrees to pledge certain Hainan Huanghua pear furniture it owns and currently valued for RMB150 million (“Collateral”) as guarantee for the rent payment made by Party B pursuant to a separate guarantee agreement to be agreed upon by and between the parties. The parties agreed the Collateral shall be pledged for the entire term of the lease. The deposit place of the Collateral shall be determined by the parties through subsequent negotiation.

2、若甲方未按照本协议约定完成购物中心广告位的经营权和广告发布权的交付，且逾期超过10天，则乙方有权没收等值于未交付广告位价值的担保物。

2. If Party A fails to complete the transfer of the right to operate and publish advertisements as agreed herein and the time delay exceeds 10 days, Party B shall have the right to confiscate the collateral equivalent to the value of the advertising space not delivered.

3、甲方须每年聘请乙方书面认可的第三方估值机构对上述担保物的价值进行评估。若出现担保物评估价值低于人民币1.5亿元时，甲方须在三个月内补充相应价值的担保物。担保物的品类由甲乙双方协商而定。

 3. Party A shall engage a third-party valuation agency approved by Party B in writing to evaluate the value of the Collateral each year. In the event the value of the Collateral is determined less than RMB150 million anytime during the term of the guarantee, Party A shall provide additional collateral within three months of such determination to make sure aggregate value of the Collateral maintains at RMB150 million. The category of such additional collateral shall be determined by both parties through negotiation.

五、乙方负责到城管、工商等相关部门办理广告位施工建设、广告发布等全部相关审批、备案等手续，并由甲方承担因此发生的一切费用。若因甲方原因导致广告位延迟交付，则乙方有权要求顺延租赁期。广告位的设计、制作、安装等均由乙方负责，并由甲方承担一切施工和安装费用。乙方设计制作的广告牌应符合市政管理等部门的要求，与市容市貌相协调，否则，由乙方负责改造，费用由乙方承担。乙方必须按照抗风抗震等标准设计、制作广告牌，确保广告牌的质量与使用安全，乙方的广告牌设计、制作方案应经甲方审查同意后方可施工。乙方应选择具有资质的设计、施工等单位进行广告牌的设计与施工安装，施工期间发生一切安全事故责任均由乙方承担，甲方不承担任何责任。

V. Party B shall be responsible for going through all relevant procedures such as approval and filing of advertisement space construction and advertisement release to the relevant departments of urban management, industry and commerce, and Party A shall bear all expenses incurred thereby. If the delivery of the advertising space is delayed due to reasons attributable to Party A, Party B shall have the right to request the extension of the lease term. Party B shall be responsible for the design, production and installation of the advertising space, and Party A shall bear all construction and installation costs. The advertisement boards designed and produced by Party B shall meet the requirements of the municipal administration departments and coordinate with the design requirements of the city. Otherwise, Party B shall be responsible for the renovation and bear the expenses. Party B shall design and produce billboards in accordance with the standards of anti-wind and anti-earthquake to ensure the quality and safety of the billboards. The design and production plan of Party B's billboards shall be examined and approved by Party A before construction. Party B shall select qualified design, construction and other units to design, construct and install the billboard. Party B shall be responsible for all safety accidents occurred during the construction period, and Party A shall not assume any responsibility.

六、乙方在安装广告宣传牌的过程中，不得破坏甲方楼房的主体及结构。乙方负责合同期内广告牌的日常维护管理，确保牢固安全，若因广告位的设施等造成甲方或其他任何第三人的人身或财产损失，均由乙方承担全部责任，甲方不承担任何责任。如有损坏和安全隐患的地方，由乙方及时负责修复，费用由乙方承担。乙方负责合同期内因安装广告牌造成的甲方楼体顶层的房屋渗漏维修，因广告牌引发的一切责任和经济损失均由乙方自行负责。

VI. Party B shall select qualified design, construction and other units to design, construct and install the billboard. Party B shall be responsible for all safety accidents occurred during the construction period, and Party A shall not assume any responsibility. Party B shall not destroy the main body and structure of Party A's building during the installation of the advertising board. Party B shall be responsible for the daily maintenance and management of the billboard during the Agreement period to ensure safety. If any personal or property loss of Party A or any third party is caused by the facilities in the advertising space, Party B shall bear all the responsibilities and Party A shall not bear any responsibilities. In case of any damage or potential safety hazards, Party B shall be responsible for timely repair and the expenses shall be borne by Party B. Party B shall be responsible for the repair of leakage on the top floor of Party A's building caused by the installation of billboards during the Agreement period. All liabilities and economic losses caused by billboards shall be borne by Party B.

七、广告内容，由乙方负责审查、制作、安装、发布，广告内容须符合国家法律规定。因广告经营造成城管、工商等相关部门的处罚，均由乙方自负。

VII. Party B shall be responsible for the examination, production, installation and release of the advertising content and the advertising content shall comply with national laws and regulations. Party B shall be liable for any penalty imposed by urban management, industry and commerce departments and other relevant departments due to advertising business.

八、乙方所需电源及单独电表由甲方提供，按甲方规定缴纳电费，逾期不交，甲方有权停止供电，但不承担违约责任。

VIII. Party A shall provide the power supply and separate electricity meters required by Party B, and pay the electricity fee according to Party A's regulations. If Party A fails to pay the electricity fee after the deadline, Party A shall have the right to stop the power supply, but shall not be liable for breach of Agreement.

九、如遇广告位所处购物中心改建、扩建或政府规划等客观因素导致甲方无法继续履行其在本协议下的义务，甲方有权解除本合同，甲方不承担乙方的任何经济损失。预交的租赁费，甲方按剩余的天数退还乙方。

IX. In case Party A is unable to continue to perform its obligations under this Agreement due to objective factors such as the reconstruction, expansion or government planning of the shopping center where the advertising space is located, Party A shall have the right to terminate this Agreement and party A shall not bear any economic losses of Party B. Party A shall refund the rental paid in advance to Party B for the remaining days.

十、如乙方无法按时交付前述租赁费，甲方有权终止合同。

X. If Party B fails to pay the aforementioned rent on time, Party A shall have the right to terminate this Agreement.

十一、本合同正常到期或无论任何原因提前解除、终止，乙方均有按广告位的原有样貌（见附件图）在3天内恢复的义务，特殊修复需延时的须书面形式告知甲方并经甲方同意，逾期按违约处理。

XI. Upon the normal expiration of this Agreement or the early rescission or termination for any reason, Party B shall have the obligation to restore the advertising space according to its original appearance (see the attached figure) within 3 days. Party B shall inform Party A in writing of the delay of special repair and obtain Party A's consent. If Party B fails to do so, it shall be deemed as breach of Agreement.

如本合同广告位在申报广告时，在相关证书文件上使用了乙方的名称，在合同到期、解除、终止后，如甲方认为必要，乙方须配合甲方无条件地更换为甲方或甲方指定的名称。

If the name of Party B is used on the relevant certificates when the advertising space herein is declared, after the expiration, rescission or termination of the Agreement, and if Party A deems it necessary, Party B shall cooperate with Party A to unconditionally change the name on the relevant certificates to Party A or the name designated by Party A.

十二、本合同任何一方发生合并、分立或变更时，均有义务立即以书面方式通知对方，并由发生合并、分立或变更后的一方继续承担本合同的权利和义务。

XII. In the event of merger, division or change, either party hereto shall have the obligation to immediately notify the other party in writing, and the party resulting from merger, division or change shall continue to assume the rights and obligations hereunder.

十三、合同有变更或未尽事宜，由双方协商并签署补充协议，补充协议与本合同具同等法律效力。

XIII. If there are any changes or matters not mentioned herein, both parties shall negotiate and sign a supplementary agreement. The supplementary agreement shall have the same legal effect as this Agreement.

十四、合同履行过程中，甲乙双方若发生争议应协商解决；如协商不成，任何一方可向深圳市人民法院提起诉讼。

XIV. During the performance of this Agreement, any dispute between Party A and Party B shall be settled through negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit in the People's Court of Shenzhen

十五、本合同一式贰份，甲乙双方各持壹份，自双方代表签字及单位盖章之日起生效，均具同等法律效力。

XV. This Agreement is made in two originals, with one held by each party and both originals shall be equally authentic and take effect from the date of signature by representatives of both parties and seal by the both parties.

附录：

1、 乙方企业信息

2、 合同提及广告位明细

3、 海南黄花梨家具清单

4、 海南黄花梨评估报告

5、 海南黄花梨抵押协议

Appendix:

1. Company Information of Party B

2. Detail of the advertising space mentioned in this Agreement

3. List of the Hainan-Huanghuali furniture

4. Valuation Report of the Hainan-Huanghuali furniture

5. Mortgage agreement of the Hainan-Huanghuali furniture

（以下无正文）

甲方（盖章）：	乙方（盖章）：
Party A (Stamp):	Party B (Stamp):

法定代表人/签约代表：	法定代表人/签约代表：
Legal Representative: /s/ Zhifan Li	Legal Representative: /s/ Huan Wang

时间：	时间：
Time: September 25, 2020	Time: September 25, 2020